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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         VIRTUAL TECHNOLOGY CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                    MINNESOTA
                            (State of Incorporation)

                               IRS EIN #41-1639011
                     (I.R.S. Employer Identification Number)

                        3100 WEST LAKE STREET, SUITE 400
                              MINNEAPOLIS, MN 55416
                                  (612)915-1122
                   (Address, including zip code and telephone
             number, including area code, or registrant's principal
                               executive offices)

                      1999 FONTENELLE, LLC CONSULTING PLAN
                            (Full Title of the Plan)

                             Messerli & Kramer P.A.
                       Attention: Jeffrey C. Robbins, Esq.
                       150 South Fifth Street, Suite 1800
                              Minneapolis, MN 55402
                                 (612) 672-3600
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


     Title of             Amount        Proposed maximum    Proposed maximum
 securities to be          to be        offering price          aggregate          Amount of
    registered          registered         per unit          offering price     registration fee
    ----------          ----------         --------          --------------     ----------------
Common Stock, $.01       1,000,000          $5.875             $5,875,000           $1,633.25
     par value


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Part II

Item 3.

The following documents are incorporated herein by reference:

(a) The Form 10-SB of Virtual Technology Corporation, filed with the SEC on February 12, 1999.

(b) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

(c) (i) Form of Common Stock Certificate, see Exhibit 3(a) for the Form 10-SB of Virtual Technology Corporation, filed February 12, 1999; and (ii) Form of Stock Purchase Warrant, see Exhibit 3(b) of Virtual Technology Corporation, filed February 12, 1999.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         The legality of the Common Stock offered hereby will be passed upon for the Company by Messerli & Kramer P.A. of Minneapolis, Minnesota ("Messerli & Kramer"). As of the date of this Form S-8, Messerli & Kramer owns 37,500 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

         The Bylaws of the Company and the statutes of the State of Minnesota give the Company the power to indemnify any director, officer, employee, or agent who was or is a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, against certain liabilities and expenses incurred in connection with the action, suit, or proceeding. The Bylaws of the Company provide that the Company shall indemnify any such directors, officers, employees, or agents to the full extent provided under applicable provisions of the Minnesota Statutes. These provisions do not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, although, as a practical matter, equitable relief may not be available. In the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act. As a result, the above provisions may not limit liability of the directors for violations of, or relieve them from the necessity of complying with, the federal securities laws.



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Item 7. Exemption from Registration Claimed.

         The securities to be registered under this Form S-8 were originally issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Rule 506 of Regulation D promulgated thereunder.

Item 8. Exhibits.

EXHIBIT NUMBER

1.*           Amended and Restated Certificate of Incorporation of the Company.

2.*           Amended and Restated Bylaws of the Company.

3.**          Consulting Agreement

4.**          Opinion of Messerli & Kramer P.A.

5.**          Consent of Lurie, Besikof, Lapidus & Co., LLP.

6.            Power of Attorney is contained on the signature pages.

-------------
* Documents incorporated by reference from the Company's Registration Statement on Form 10-SB (SEC FILE #000-25397), filed with the SEC on February 12, 1999.
**       To be filed by amendment.

Item 9. Undertakings.

UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%



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         change in the maximum aggregate offering price set forth in the
         "Calculation of Registration Fee" table in the effective registration statement, and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





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                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on February 23, 1999.


                                 VIRTUAL TECHNOLOGY CORPORATION


                                 /s/ Greg Appelhof
                                 ---------------------------------------------
                                 By:  Greg Appelhof
                                 Its: President, Chief Executive Officer
                                      and Director


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Greg Appelhof and Kenneth Israel and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                            TITLE
---------                                            -----

/s/ Kenneth Israel                                   Chairman of the Board
-------------------------------
Kenneth Israel


/s/ John Harvatine                                   Chief Financial Officer
-------------------------------
John Harvatine


/s/ John Welch                                       Director
-------------------------------
John Welch


/s/ Jeff Maynard                                     Director
-------------------------------
Jeff Maynard


/s/ Reuben Tatz                                      Director
-------------------------------
Reuben Tatz